EXHIBIT 10.15

                    EXCLUSIVE LICENSE AND REFERRAL AGREEMENT

      THIS LICENSE AND REFERRAL AGREEMENT ("Agreement") is made and effective as of December 1, 2007 (the "Effective Date") by and between Nevr-Dull, Inc., a New York corporation with an address of 19 Hanse Avenue, Freeport, NY 11520 ("Licensor"), and Organic Sales and Marketing, Inc., a Delaware corporation with an address of 114 Broadway, Raynham, Massachusetts 02767 ('Licensee").

      WHEREAS, Licensor is the licensee of its affiliated company, The George Basch Company, Inc., the owner of the 'NEVR-DULL' trademark, name, label design, and corporate and brand identification, as set forth on Exhibit A attached hereto (the "Licensed Marks") and Licensor has the right to sublicense the Licensed Marks;

      WHEREAS, Licensor and Licensee wish to enter into this Agreement to grant to Licensee the non-exclusive, right to manufacture, market, distribute and sell products under the Licensed Marks for use on or in connection with organic based cleaning products where Licensor has registered or applied to register its NEVR-DULL trademark (the "Licensed Territory");

      NOW THEREFORE, in consideration of the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    License

1.1 License. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-transferable, non-exclusive, license to manufacture, distribute, market and sell products under the Licensed Marks in the Licensed Territory for the term of this Agreement as set forth herein. Licensor agrees that it will not manufacture, have manufactured, distributed, marketed and/or sold, or grant any other license, to manufacture, have manufactured, distribute, market and/or sell, products under the Licensed Marks in the Licensed Territory during the term hereof without Licensor's written consent. Except as expressly granted in this Agreement, all right, title, and interest in and to the Licensed Marks, and any modifications thereto or derivatives thereof, remain with Licensor.

1.2 Restrictions. Except as expressly provided in this Agreement, Licensee shall not: (a) transfer, sell, license, sublicense, distribute or commercially exploit the Licensed Marks or (b) modify, reproduce, create derivative or collective works from, or in any way otherwise exploit the Licensed Marks in whole or in part without Licensor's written consent.

1.3 Licensor's Retained Right to Market and Sell. Licensor reserves the right, without obligation or liability to Licensee for payment of compensation or otherwise, to market any and all products under the Licensed Marks outside of the Licensed Territory, either directly through its own employees to any persons or entities or through other licensees and/or manufacturers.

1.4 Licensee Marketing Efforts. Licensee shall use all commercially reasonable efforts to develop, manufacture, distribute, market and sell products under the Licensed Marks in the Licensed Territory throughout the term of this Agreement.

                Exclusive License and Referral Agreement - Page 2

1.5 Licensor Assistance. Upon the Effective Date, Licensor shall provide Licensee with a list of all of Licensor's customers and potential customers within the Licensed Territory. During the term of the Agreement, Licensor shall provide Licensee with any new customers in the Licensed Territory.

1.6 Licensee's Use of the Licensed Marks. Licensee shall use the Licensed Marks on any products in the Licensed Territory only in accordance with the requirements of all applicable laws and regulations and in the manner and form reasonably required by Licensor and shall conform to and observe such reasonable requirements as Licensor shall from time to time approve and Licensee accepts, including, without limitation, standards relative to the size, design, position, appearance, marking, color and the Manner, disposition and use of the Licensed Marks on any products in the Licensed Territory. Licensor shall not use the Licensed Marks in any manner an on any products in the Licensed Territory without first obtaining Licensor's approval.

2.    Fees and Reporting

2.1 Fees. Subject to the terms of this Agreement, Licensee shall pay to Licensor license fees equal to $0.25 per bottle or unit of products sold under the Licensed Marks in the Licensed Territory (the "Fees"). Fees shall be paid in cash and will become due and payable in the month following the month in which Licensee collects the revenues on which such Fees accrue. In addition, Licensee will grant to Licensor a stock option agreement, the terms of which shall form an amendment to this Agreement and which provides that for every $250,000 of products sold under the Licensed Marks by Licensee, Licensor shall be entitled to a stock option of 15,000 shares of Licensee.

2.2 Reporting. Licensee will provide Licensor with a monthly report on or before the thirtieth (30`i') day after the end of each previous month setting forth in detail the sales of products under the Licensed Marks during such month, including customer names, volume and sales prices by product number, and all other information necessary for Licensor to calculate the Fees that have accrued for such month, accompanied by payment in full of all such Fees. In addition, Licensee shall provide Licensor on a weekly basis a copy of all invoices relating to the sales of products bearing the Licensed Marks.

2.3 Audit Rights. Licensor or Licensor's designated agent shall have the right, upon reasonable prior notice, to audit Licensee's books and records at Licensee's principal place of business during normal working hours to verify Licensee's compliance with the provisions of this Agreement.

3.    Term and Termination

3.1 Initial Term. This Agreement shall commence on the Effective Date and continue for an initial term of one (1) year, unless otherwise terminated in accordance with this Agreement (the "Term"). Thereafter, this Agreement shall be automatically renewed for additional one (1) year periods, unless either party terminates this Agreement, with or without cause, by giving at least (90) days written notice prior to the end of each (1) year period of its intent to terminate, or pursuant to the provisions of paragraph 3 herein.

3.2 Voluntary Termination by Licensee. Licensee shall have the right to terminate this Agreement, for any reason, upon (a) at least ninety (90) days prior written notice to Licensor, such notice to state the date at least ninety (90) days in the future upon which termination is to be effective and (b) payment of all amounts and Fees due to Licensor through such termination effective date.

3.3 Termination for Breach. Either party shall have the right to terminate this Agreement in

                Exclusive License and Referral Agreement - Page 3

      the event that the other party has materially breached this Agreement; provided, however, that no such termination will be effective unless (i) the terminating party provides written notice to the other party setting forth the facts and circumstances constituting the breach, and (ii) the party alleged to be in breach does not cure such breach within fifteen
      (15) business days following receipt of such notice. If a breach, other than a breach for failure to make any payment of Fees due, is curable, but such cure cannot be reasonably made within fifteen (15) business days following receipt of such notice, the terminating party will not be entitled to terminate the Agreement, if the party allegedly in breach, within such fifteen (15) day period, presents a schedule to cure the breach, commences curing such breach and thereafter diligently executes the same to completion in accordance with the schedule.

3.4   Post Termination Obligations.

      (a) Upon termination of this Agreement: (i) all Fees due from Licensee as of the date of termination shall be immediately paid in full;
            (ii)  Licensee   shall  destroy  all   advertising   or  promotional
            materials, if any, containing any reference to Licensor or the Licensed Marks; and (iii) except as set forth in Section 3.4(b) below, Licensee shall cease all use of the Licensed Marks and/or any confusingly similar marks or names.

      (b) Notwithstanding any other provision of this Agreement, for a period not to exceed 90 days following the termination of this Agreement other than for termination for breach which has not been cured, Licensee shall be permitted to sell any products bearing the Licensed Marks then in its inventory and to fulfill the terms of customer agreements entered into prior to the effective date of such termination, provided Licensee shall pay Licensor its Fees for any inventory sold (without major discounts for distressed inventory).

4. Warranty; Disclaimers and Limitations of Warranties and Liability; Indemnification. 4.1 Warranty. Licensor warrants that the Licensed Marks will not infringe the trademark, of any third party in the country or countries in which the Licensed Marks are the subject of a trademark registration as set forth in Exhibit A hereto. In case of a breach of the warranty set forth in this Section 4.1, Licensor shall, as its sole obligation to Licensee (other than the indemnification obligations set forth in Section 4.5): (a) procure for Licensee the right to continue to use without registration the affected Licensed Marks or (b) if Licensor is unable to do so, on a commercially reasonable basis, in its sole discretion, terminate the License with respect to the Licensed Marks in the affected country or countries.

4.2   Disclaimer of Warranties.

      EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) THE LICENSED MARKS ARE PROVIDED AS IS AND AS AVAILABLE AND (B) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR DISCLAIMS ANY AND ALL WARRANTIES, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE LICENSED MARKS.

4.3   Exclusion of Liability.

      EXCEPT FOR EACH PARTY'S OBLIGATIONS PURSUANT TO THE

                Exclusive License and Referral Agreement - Page 4

      INDEMNIFICATION PROVISIONS SET FORTH IN SECTION 4.5 TO REIMBURSE THE OTHER PARTY FOR THIRD PARTY CLAIMS FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY INCLUDING NEGLIGENCE, AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

4.4   Limitation of Liability.

      EXCEPT WITH RESPECT TO ITS OBLIGATIONS PURSUANT TO THE INDEMNIFICATION PROVISIONS SET FORTH IN SECTION 4.5, EACH PARTY'S AGGREGATE LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE FEES ACTUALLY PAID TO LICENSOR UNDER THIS AGREEMENT.

4.5   Indemnification Obligations.

      Each party shall indemnify, defend and hold the other party and its stockholders, directors, employees and agents harmless from and against all damages and expenses of any kind (including reasonable attorneys' fees) ("Damages") incurred for third party claims arising out of or in connection with infringement by the indemnifying party of third party intellectual property rights relating to use of the Licensed Marks in the Licensed Territory where they are the subject of a trademark registration as set forth in Exhibit A hereto, except in each case to the extent that any such damages arise out of any action by any indemnified party.

      In addition to the foregoing, Licensee shall indemnify, defend and hold Licensor its parent, subsidiaries and related companies, and the officers, directors, employees, workmen, agents, servants, and invitees harmless from and against all Damages incurred from third party claims arising out of or in connection with (i) bodily injury including death at any time resulting therefrom and (ii) damages to all property including loss of use thereof and downtime, which either directly or indirectly, result from or occur in connection with the sale of products bearing the Licensed Marks in the Licensed Territory including product liability or breach of this Agreement or any warranty herein.

5.    Intellectual Property

5.1 Ownership. Licensee acknowledges that, as between Licensee and Licensor, Licensor owns all right, title and interest in all intellectual property with respect to the Licensed Marks. Licensee understands and agrees that its use of or access to any of the Licensed Marks in connection with this Agreement shall not create in it any right, title or interest, in or to such property, and that all such use or access and goodwill associated with any such use or access will inure to the benefit of and be on behalf of Licensor.

5.2 Prosecution of Infringement. Licensor shall have the sole right, in its discretion, under its own control and at its own expense, to use commercially reasonable efforts to prosecute any third party infringement of the Licensed Marks in the Licensed Territory. Each party shall inform the other in writing promptly upon becoming aware of any alleged infringement of the Licensed Marks in the Licensed Territory, setting forth in reasonable detail the nature of such alleged infringement and any evidence of such alleged infringement. If within sixty (60) days after having been notified or becoming aware of

                Exclusive License and Referral Agreement - Page 5

      any alleged infringement, Licensor has refused to take action to stop such third party infringement, Licensee shall have the right, under its own control and at its own expense, to prosecute such infringement, and Licensee may, for such purpose, join Licensor as party plaintiff. Each party agrees to provide such reasonable assistance requested by the other party in any action under this Section 5.2. Any recovery of damages by a party prosecuting infringement of the Licensed Marks in the Licensed Territory shall be retained by the party bringing the action.

6.    Confidentiality.

      Each party understands and acknowledges that any proprietary or confidential data or information, oral or written, relating to the other party's research, development or business activities which is disclosed or otherwise made available by the other party (collectively, "Confidential Information") represents valuable confidential information entitled to protection. Each party shall, with respect to the other party's Confidential Information:

            (a) keep confidential, not disclose and protect it from unauthorized disclosure by its employees and agents, in each case for a period of two (2) years from the date of disclosure, such Confidential Information;

            (b) secure and protect all copies of such Confidential Information in its possession in a manner consistent with the steps taken to protect its own trade secrets and Confidential Information, but not less than a reasonable degree of care;

            (c) limit access to such Confidential Information to its employees who require such access in connection with this Agreement and take appropriate steps to assure such employees comply with its obligations hereunder; and

            (d) not use such Confidential Information except for the purposes expressly set forth in this Agreement.

7.    Miscellaneous

7.1 Injunctive Relief. Licensee acknowledges and agrees that an impending or existing violation of Sections 1.2 or 6 of this Agreement would cause irreparable harm to Licensor, for which there is no adequate remedy at law, and that Licensor shall be entitled to obtain immediate injunctive relief prohibiting such violation, in addition to any and all other remedies and rights available at law or equity.

7.2 Mutual Representations and Warranties. Each Party represents and warrants that (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the necessary power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly authorized, executed and delivered by it and (c) its execution and delivery of this Agreement, and the performance of its obligations hereunder, will not conflict with or result in a violation, breach or default of any other agreement to'which it is a party or by which it is bound.

7.3 Independent Contractor. Licensor and Licensee are and will remain independent contractors. The Agreement does not constitute a partnership. Neither party is a franchisee, agent or legal representative of the other for any purpose, and neither party has the authority to act for, bind or make commitments on behalf of the other.

7.4 No Assiqnment: Neither party may sell, transfer, assign, or subcontract its rights or obligations under this Agreement without the express written consent of the other party.

                Exclusive License and Referral Agreement - Page 6

7.5 Amendments. No amendment, modification, or waiver of any provision of this Agreement will be effective unless set forth in a writing executed by each party. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver of any such right or remedy.

7.6 Force Majeure. Neither party will be liable nor deemed to be in breach of its obligations hereunder for any delay or failure in performance under this Agreement or other interruption of service resulting, directly or indirectly, from acts of God, civil or military authority, act of war, accidents, electronic, computer or communications failures, natural disasters or catastrophes, strikes, or other work stoppages or any other cause beyond the reasonable control of the party affected thereby.

7.7 Notices. Any notice to be given under this Agreement will be in writing, will be deemed given upon receipt, and will be delivered in person, by registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service with proof of delivery, and addressed as follows:

      To Licensee:                                     To Licensor:
      Samuel F. H. Jeffries                            Laurie Basch-Levy
      President                                        President
      Organic Sales and Marketing, Inc.                Nevr-Dull, Inc
      114 Broadway                                     19 Hanse Avenue
      Raynham, Massachusetts 02767                     Freeport, New York 11520

      With a copy to:
      Frank J. Colucci
      Colucci & Umans
      218 East 50th Street
      New York, New York 10022

7.8 Governing Law; Dispute Forum. This Agreement will be governed by and construed in accordance with the laws of the State of New York. The Federal and state courts of New York will have exclusive jurisdiction of any dispute arising under this Agreement.

7.9 Entire Agreement; Severability. This Agreement, together with the schedules, amendments, and other attachments, contains a full and complete expression of the rights and obligations of the parties and supersedes any and all other previous agreements, written or oral, made by the parties concerning its subject matter. If any provision of this Agreement is held by a court or arbitration panel of competent jurisdiction to be unlawful, the remaining provisions of this Agreement will remain in full force and effect to the extent that the parties' intent can be lawfully enforced.

7.10 Headings. The headings herein have been included solely for reference and are to have no force or effect in interpreting the provisions of the Agreement. 7.11 Survival. Sections 3.4, 4, 5 and 6 will survive any termination of this Agreement. IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement under seal as of and effective the date first written above:

Nevr-Dull, Inc.                         Organic Sales and Marketing, Inc.

  By:  Signature on file                   By: Signature  on file
       Name:  Laurie  Basch-Levy               Name:  Samuel F:H.  Jeffries
       Title: President                        Title: President

                Exclusive License and Referral Agreement - Page 7

                            EXHIBIT A: LICENSED Marks

'Nevr-Dull' and all variation and combinations thereof

The following registered United States trademarks:

Registration No.                               Mark

2079169                       NEVR-DULL  THE  ORIGINAL   MAGIC  WADDING   POLISH
                              AUTOMOTIVE  TRIM  SILVERWARE   COOKWARE  BRASSWARE
                              MARINE HARDWARE

0699630                       NEVR-DULL

0532980                       NEVR-DULL